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                                                                    EXHIBIT 12.1


Earnings Per Share


Corn Products International, Inc.
Computation of Net Income
Per Share of Capital Stock

(in thousands, except per share data)

                                                                                   Year Ended
                                                                                December 31, 2000
                                                                                -----------------
Basic
-----
Shares outstanding at the start of the period                                        36,956
Weighted average of new shares issued during the period                                   -
Weighted average of treasury shares issued during the period for exercise of
   stock options, other compensatory plans, and acquisitions                            104
Weighted average of treasury shares purchased during the period                      -1,789
                                                                                     ------
Average shares outstanding - basic                                                   35,271

Effect of Dilutive Securities
-----------------------------
Dilutive shares outstanding - Assuming dilution                                          41
Shares assumed to have been purchased for treasury with assumed proceeds from the exercise of stock options
                                                                                     ------
Average shares outstanding - assuming dilution                                       35,312

Income from continuing operations                                                    47,739
Net income                                                                           47,739

Income Per Share - Basic
       Continuing operations                                                           1.35
       Net Income                                                                      1.35

Income Per Share - Dilutive
       Continuing operations                                                           1.35
       Net Income                                                                      1.35